SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A

___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 6, 2011

NANOTECH ENTERTAINMENT, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-149184	20-1379559
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

3838 Raymert Drive, Suite 3
Las Vegas, Nevada 89121
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 518-7410
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

The Audit Committee of the Board of Directors of NanoTech Entertainment, Inc. (“NTEK”) annually considers and recommends to the Board the selection of independent public accountants. On May 6, 2011, after an evaluation process of several independent audit firms and as recommended by NTEK’s Audit Committee and CPA firm, the Board of Directors appointed Sadler, Gibbs & Associates (“SGA”) as NTEK’s independent auditors for the 2010 & 2011 fiscal years, replacing Child, Van Wagoner & Bradshaw, PLLC (“CHILD”).

This action effectively dismisses CHILD as the Company’s independent auditor for the fiscal year that commenced on July 1, 2009; The reports of CHILD on the Company’s financial statements for the year ended June 30, 2008 and the report of CHILD on the Company’s financial statements for the year ended June 30, 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended June 30, 2008 and 2009 and through the date of this Form 8-K, there have been no disagreements with CHILD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to CHILD satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended June 30, 2008 and 2009 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested CHILD to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 6, 2011 is filed as Exhibit 16.2 to this Form 8-K.

During the years ended June 30, 2008 and 2009 and through May 6, 2011 (the date SGA was appointed), the Company did not consult SGA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanotech Entertainment, Inc.
Date: October 11, 2011	/s/ David R. Foley
By: David R. Foley
Chief Executive Officer, President, Chairman President